UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 23, 2010

CRA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	000-24049	04-2372210
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	file number)	identification no.)

200 Clarendon Street, Boston, Massachusetts	02116
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (617) 425-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 23, 2010, the compensation committee of our board of directors set the performance goals, target amounts and maximum amounts payable in respect of fiscal year 2010 for performance awards granted under our 2007 cash incentive plan to our executive officers. These performance awards are payable in cash and only to the extent certain performance goals specified by the compensation committee are achieved in fiscal 2010.  For each executive officer, 70% of the performance goals are based on objective business criteria: 40% is tied to net revenue and 30% is tied to earnings before interest and taxes (in each case excluding the impact of our NeuCo subsidiary, acquisitions, discontinued operations and extraordinary and special items, as approved by the compensation committee of our board of directors).  In addition, the remaining 30% is based on specified personal objectives of each officer.  The portion of the bonus determined based on objective business criteria is intended to qualify as performance based compensation pursuant to Section 162(m) of the Code, while the portion of the bonus based on personal objectives is not.  The target and maximum amounts payable to these executive officers under these performance awards in respect of fiscal 2010 are as follows: Paul A. Maleh - target of $800,000 and maximum of $1,408,000; Monica G. Noether - target of $600,000 and maximum of $1,056,000; Arnold J. Lowenstein — target of $400,000 and maximum of $704,000; and Wayne D. Mackie - target of $250,000 and maximum of $440,000.  The amount payable under each of these performance awards may be reduced by the compensation committee in its full discretion.  In addition, the amount payable under each of these performance awards may be reduced or deferred to ensure that the compensation payable to each of our executive officers meets the deductibility limits under Section 162(m) of the Internal Revenue Code.

In addition, on February 23, 2010, the compensation committee set the base salary of our executive officers as follows: Mr. Maleh - $500,000; Dr. Noether - $450,000; Mr. Lowenstein - $400,000; and Mr. Mackie - $375,000.  The compensation committee also established targets for fiscal 2010 long-term stock incentive compensation for the executive officers.  The targets established were for the equity awards to have the following target grant values: Mr. Maleh - $800,000; Dr. Noether - $500,000; Mr. Lowenstein - $300,000; and Mr. Mackie - $300,000.  The compensation committee retains discretion to decide the timing and terms of such grants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRA INTERNATIONAL, INC.

Dated: March 1, 2010	By:	/s/ Paul A. Maleh
Paul A. Maleh
President and Chief Executive Officer